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                                                                     EXHIBIT 3.2

                              CERTIFICATE OF TRUST
                                       OF
                     INFORMATION RESOURCES, INC. LITIGATION
                         CONTINGENT PAYMENT RIGHTS TRUST

          This Certificate of Trust is being duly executed and filed on behalf of the statutory trust formed hereby by the undersigned, being the trustees of the Trust, to form a statutory trust pursuant to the Delaware Statutory Trust Act (12 DEL. C. Sections 3801 et seq.).

                                    ARTICLE I

          The name of the statutory trust formed hereby is Information Resources, Inc. Litigation Contingent Payment Rights Trust (the "Trust").

                                   ARTICLE II

          The name and address of the Trustee of the Trust having its principal place of business in the State of Delaware is:

          Wachovia Bank of Delaware, National Association
          One Rodney Square, Suite 102
          920 King Street
          New Castle County
          Wilmington, Delaware 19801

                                   ARTICLE III

          This Certificate of Trust may be executed in counterparts and shall become effective upon filing in the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned trustee has caused this Certificate of Trust to be duly executed as of the day and year first above written.

                              WACHOVIA BANK OF DELAWARE,
                              NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as the Delaware Trustee of the Trust

                              By: /s/ Sterling C. Correia
                                  ----------------------------------------------
                                  Name: Sterling C. Correia
                                  Title: Vice President